UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (682) 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On June 23, 2026, HeartSciences Inc., a Texas corporation (“HeartSciences” or “Parent”), Fortitude Mining Holdings, Inc., a Delaware corporation (“Seller”), Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Seller (“Fortitude”), and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Fortitude is a Zcash mining platform, applying a venture mining approach across high-growth digital assets with a primary focus on Zcash, a privacy-preserving, Proof-of-Work asset built on Bitcoin’s core monetary principles. Fortitude is currently wholly-owned by Digital Currency Group, Inc. (“DCG”), a company which invests in and operates companies focused on the cryptocurrency industry and decentralized technologies.

Transactions and Merger Consideration

The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Fortitude, with Fortitude surviving the merger (the “Merger”) with HeartSciences thereby becoming the sole managing member of the surviving company (the “Surviving Company”).

The Merger Agreement provides that, prior to the Effective Time, subject to the receipt of the Parent Stockholder Approvals (as defined below), HeartSciences will file a new Amended and Restated Certificate of Formation with the Secretary of State of the State of Texas in accordance with the applicable provisions of the Texas Business Organizations Code (the “Parent New Charter”) that, among other things, will establish a new class of Parent’s common stock, designated as Class V common stock, $0.0001 par value per share (the “Parent Class V Common Stock”), which will entitle the holder to one vote per share, and will have no economic rights. At Closing, the existing common stock of Parent, will have a $0.0001 par value per share, and will then be designated as Class A common stock (the “Parent Class A Common Stock”).

Prior to the closing of the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger (the “Closing”), Parent will (i) form a new Delaware limited liability company (“Parent Sub”) as a direct wholly-owned subsidiary of Parent, (ii) contribute substantially all of its assets and liabilities to Parent Sub, and (iii) contribute 100% of the limited liability company interests in Parent Sub to Merger Sub (the “Parent Contribution”). In addition, Seller will contribute all of its assets and liabilities to Fortitude, including 100% of the limited liability company interests in each of its direct Subsidiaries (as defined in the Merger Agreement) (the “Seller Contribution” and, together with the Parent Contribution, the “Contribution Transactions”).

Immediately prior to the Effective Time, Seller will contribute all of its voting interests in Fortitude (“Fortitude Voting Units”) and $2,000,000 of cash or Zcash cryptocurrency (“Zcash”) to Parent in exchange for a number of shares of Parent Class V Common Stock equal to (A) the Closing Parent Common Stock Shares (as defined in the Merger Agreement) multiplied by (B) the Exchange Ratio (as calculated pursuant to the terms of the Merger Agreement, subject to adjustment as provided therein), and a number of shares of Parent Class A Common Stock equal to (x) $2,000,000 divided by (y) the Closing Parent Common Stock VWAP (as defined in the Merger Agreement) (collectively, the “Contribution and Exchange”).

At the Effective Time, each non-voting unit of Fortitude (each, a “Fortitude Non-Voting Unit”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of non-voting units of the Surviving Company (each, a “Surviving Company Non-Voting Unit” and, collectively, “Surviving Company Units”) equal to (i) the Closing Parent Common Stock Shares, multiplied by (ii) the Exchange Ratio (collectively, the “Merger Consideration”).

Each unit of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into a number of Surviving Company Non-Voting Units equal to the number of shares of Parent’s common stock outstanding as of immediately prior to the Effective Time, as set forth in the Amended and Restated Limited Liability Company Agreement of the Surviving Company (the “A&R LLC Agreement”).

In connection with the Transactions, each share of Parent’s Series C Convertible Preferred Stock, $0.001 par value per share (the “Parent Series C Preferred Stock”), issued and outstanding immediately prior to the Effective Time will be converted into a number of shares of Parent Class A Common Stock as determined by dividing the then-effective Series C Original Issue Price by the then-effective Series C Conversion Price (each as defined in the Certificate of Designations, Number, Voting Power, Preferences and Rights of Parent Series C Preferred Stock) (the “Mandatory Conversion”). Immediately prior to the Effective Time, each share of Parent’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Parent Series D Preferred Stock”), issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of Parent Class A Common Stock in accordance with the Certificate of Designations, Number, Voting Power, Preferences and Rights of Parent Series D Preferred Stock (the “Series D Forced Conversion”).

Immediately prior to the Effective Time, HeartSciences will cause its transfer agent to issue to Seller shares of Parent Class V Common Stock and Parent Class A Common Stock, each as described above. Immediately after the Effective Time, Parent will contribute all of the cash or Zcash, as the case may be, received in the Contribution and Exchange to the Surviving Company in exchange for additional Surviving Company Non-Voting Units.

Following the Closing, and subject to any Pre-Closing PIPE Investment (as defined in the Merger Agreement) or other permitted equity issuances by Parent prior to Closing, (i) the aggregate number of shares of Parent Class V Common Stock and Parent Class A Common Stock issued to the equityholders of Fortitude pursuant to the Merger Agreement are expected to represent approximately 95.0% of the outstanding equity interests of Parent, (ii) Parent equityholders as of immediately prior to Closing are expected to own approximately 5.0% of the outstanding equity interests of Parent, in the aggregate, in the form of Parent Class A Common Stock, (iii) the equityholders of Fortitude will hold a number of Surviving Company Non-Voting Units which are expected to represent approximately 95.0% of the outstanding Surviving Company Non-Voting Units in the Surviving Company, and (iv) Parent will be the sole managing member of the Surviving Company and will hold all of the voting units of the Surviving Company and a number of Surviving Company Non-Voting Units which are expected to represent approximately 5.0% of the outstanding Surviving Company Non-Voting Units in the Surviving Company.

The Closing is expected to take place during the second half of 2026, subject to the satisfaction of the closing conditions, including the requirement to obtain Stockholder Approvals.

Governance of the Surviving Company

Following the Merger, the limited liability company agreement of Fortitude will be amended and restated in its entirety in the form of the A&R LLC Agreement to, among other things, permit the issuance of the Surviving Company Units, admit Parent as the sole managing member of the Surviving Company, and establish the ownership of the Surviving Company Units by Seller and Parent.

In connection with the Closing, (i) Parent will take all necessary action to increase the size of its Board of Directors (the “Board”) as directed by Seller and appoint the individuals determined by Seller prior to the Closing to the Board effective as of the Effective Time (collectively, the “Board Change”), (ii) it is expected that Andrew Simpson and David Wells, each a current member of the Board, shall remain on the Board after the Closing, and (iii) Andrea Childs will be named Chief Executive Officer and Erik Ellingson will be named Chief Financial Officer of Parent, respectively (collectively, the “Officers Change”).

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of HeartSciences and Seller, including covenants relating to the conduct of the business of both HeartSciences and Seller from the date of signing the Merger Agreement through the Closing, obtaining the requisite approval of the stockholders of HeartSciences and Seller (as sole member of Fortitude), maintaining the listing of Parent Class A Common Stock on the Nasdaq Capital Market (“Nasdaq”) and applying for the continued listing of HeartSciences after the closing of the Merger on Nasdaq.

The Merger Agreement provides that the parties will use their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Transactions.

Under the terms of the Merger Agreement, HeartSciences has also agreed to certain restrictions on its ability to solicit Parent Acquisition Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding Parent Acquisition Proposals, subject to customary exceptions.

In connection with the Transactions, HeartSciences will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (together with any amendments or supplements thereto, the “Proxy Statement”) relating to a special meeting of HeartSciences’ stockholders (the “Parent Stockholder Meeting”), and will seek the approval of HeartSciences’ stockholders with respect to certain actions, including the following (collectively, the “Parent Stockholder Proposals”):

(i)	approval pursuant to Listing Rule 5635 of Nasdaq of (x) the issuance of shares of Parent Class V Common Stock as contemplated by the Merger Agreement and any issuance of shares of Parent Class A Common Stock pursuant to the Contribution and Exchange or a Pre-Closing PIPE Investment and (y) the change of control of HeartSciences resulting from the Transactions;

(ii)	approval of the Merger Agreement and the Transactions (including the Merger) pursuant to the Texas Business Organizations Code (the “TBOC”);

(iii)	adoption of the Parent New Charter; and

(iv)	approval of an amendment and restatement of HeartSciences’ equity incentive plan.

The Board has agreed to recommend the approval of the Parent Stockholder Proposals to HeartSciences’ stockholders and to solicit proxies in support of each such approval the Parent Stockholder Meeting. HeartSciences will hold a special meeting of shareholders to obtain Parent Stockholder Proposals as soon as practicable after the filing of the definitive Proxy Statement.

Under the Merger Agreement, HeartSciences has agreed that neither the Board nor any Board committee will fail to make, withdraw or qualify, amend or modify, in any manner adverse to Seller, the Board’s recommendation in favor of the Parent Stockholder Proposals or otherwise make a Parent Adverse Recommendation Change (as defined in the Merger Agreement). Nonetheless, the Merger Agreement does contain a limited contractual ability for the Board, in accordance with its fiduciary duties to HeartSciences’ stockholders, to make a Parent Adverse Recommendation Change, (i) upon receipt of a superior third-party acquisition proposal (a “Parent Superior Proposal”), subject to certain terms and conditions, including providing Seller with the required notice, or (ii) upon the occurrence of a Parent Intervening Event (as defined in the Merger Agreement).

Under the Merger Agreement, HeartSciences has agreed to maintain the indemnification rights (including with respect to advancement of expenses) of the officers and directors of HeartSciences and Seller as in effect immediately prior to the Closing and maintain, for a period of at least six years following the Closing, directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred at or before the Closing.

Conditions to Closing

The Closing is subject to the satisfaction or waiver of customary conditions, including, among other things, (i) receipt of the required approval of the Parent Stockholder Proposals by the stockholders of HeartSciences and the consent of Seller (as sole member of Fortitude) (the “Seller Consent”), (ii) the expiration or termination of any applicable waiting period under the HSR Act, (iii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to customary materiality qualifiers, (iv) compliance by the parties with their respective covenants and agreements under the Merger Agreement, (v) the approval for continued listing of Parent Class A Common Stock on Nasdaq after the Closing (including shares issued in connection with the Merger and any Pre-Closing PIPE Investment), (vi) the absence of any governmental order prohibiting the Merger and (vii) the absence of a material adverse effect with respect to the other party.

In addition, Seller’s obligation to complete the Closing is also subject to further conditions, including (i) Parent’s common stock not having been delisted from Nasdaq, (ii) the absence of any event that would reasonably be expected to result in HeartSciences being ineligible to register securities using a Registration Statement on Form S-3 and (iii) conversion of Parent Series C Preferred Stock and Parent Series D Preferred Stock into Parent Class A Common Stock.

Termination and Fees

The parties may terminate the Merger Agreement by mutual written agreement of HeartSciences and Seller. Either party may terminate the Merger Agreement (i) if any governmental order permanently restraining, enjoining or otherwise prohibiting the Merger becomes final and non-appealable, (ii) if the Parent Stockholder Approvals are not obtained at the Parent Stockholder Meeting or any adjournment or postponement thereof at which the vote was taken or (iii) if the Merger is not consummated on or before the date that is seven (7) months after the date of the Merger Agreement (the “End Date”).

Seller may also terminate the Merger Agreement if (i) the Board makes a Parent Adverse Recommendation Change, (ii) a breach of any representation or warranty or failure to perform any covenant on the part of HeartSciences has occurred that would cause a closing condition not to be satisfied and has not been cured within 20 days following written notice, (iii) Parent’s common stock is delisted from Nasdaq, or (iv) HeartSciences becomes ineligible to register securities using a Registration Statement on Form S-3.

HeartSciences may also terminate the Merger Agreement if (i) the Seller Consent or the Seller Stockholder Consent (as defined in the Merger Agreement) has not been obtained, or (ii) a breach of any representation or warranty or failure to perform any covenant on the part of Seller has occurred that would cause a closing condition not to be satisfied and has not been cured within twenty (20) days following written notice.

In the event that (i) Seller terminates the Merger Agreement following a Parent Adverse Recommendation Change, or HeartSciences or Seller terminates following a failure to obtain the Parent Stockholder Approvals at a time when the Merger Agreement was terminable by Seller following a Parent Adverse Recommendation Change, or (ii) under certain circumstances, a Parent Acquisition Proposal is publicly disclosed prior to the Parent Stockholder Meeting, and the Merger Agreement is terminated for failure to obtain the requisite approval of the HeartSciences Stockholder Proposals and, prior to the first anniversary of the termination of the Merger Agreement, HeartSciences enters into a definitive agreement relating to a Parent Acquisition Proposal (that is subsequently consummated) or consummates a transaction relating to a Parent Acquisition Proposal, then, in each case, HeartSciences will be required to pay Seller a termination fee of $2,500,000 (the “Parent Termination Fee”), plus Seller’s reasonable out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the Transactions. In addition, if HeartSciences terminates the Merger Agreement because the Seller Consent has not been obtained, Seller will be required to pay HeartSciences a termination fee of $6,000,000 (the “Fortitude Termination Fee”), plus HeartSciences’ reasonable out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the Transactions.

Other Terms

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The Merger Agreement is incorporated herein by reference only to provide investors with information regarding its terms. It is not intended to provide any other factual information about Fortitude, Seller, Merger Sub or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates or their respective businesses. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in HeartSciences’ or any other person’s public disclosures. Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement and should be read in conjunction with the disclosures in Parent’s periodic reports and other filings with the SEC.

Voting and Support Agreements

In connection with the execution and delivery of the Merger Agreement, and as a condition to the willingness of Seller to enter into the Merger Agreement, certain of the stockholders of HeartSciences, including certain holders of more than 50% of the outstanding shares of Parent Series C Preferred Stock entered into support agreements with Seller (the “Support Agreements”).

Pursuant to the Support Agreements, the signing stockholders have agreed, among other things, to vote their respective shares of Parent’s common stock and Parent Series C Preferred Stock (i) in favor of the Parent Stockholder Approvals, (ii) in favor of any proposal to adjourn or postpone the Parent Stockholder Meeting, if necessary, to permit further solicitation of proxies, and (iii) against any action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the transactions contemplated by the Merger Agreement. In addition, the Support Agreements provide that all of the outstanding shares of Parent Series C Preferred Stock will be converted into shares of Parent Class A Common Stock in accordance with the terms of the Merger Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Support Agreements, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement

In connection with the Closing, the limited liability company agreement of Fortitude will be amended and restated in its entirety in the form of the A&R LLC Agreement, which will become effective at the Effective Time. The A&R LLC Agreement will, among other things, (i) establish HeartSciences as the sole managing member of the Surviving Company, (ii) provide for the issuance of two classes of limited liability company interests: the Surviving Company Non-Voting Units and the Fortitude Voting Units, (iii) establish the ownership of the Surviving Company Units, and (iv) provide each holder of Surviving Company Non-Voting Units with the right to cause the Surviving Company to redeem all or any portion of such holder’s Surviving Company Non-Voting Units for, at HeartSciences’ election, either (A) shares of Parent Class A Common Stock on a one-for-one basis or (B) a cash amount based on the volume-weighted average price of Parent Class A Common Stock.

Registration Rights Agreement

In connection with the Closing, Seller, HeartSciences and the Surviving Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), which will become effective at the Effective Time. The Registration Rights Agreement will provide, among other things, certain demand and “piggy-back” registration rights to the Seller.

Tax Receivable Agreement

In connection with the Closing, Seller, HeartSciences and the Surviving Company will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”), which will become effective at the Effective Time. The Tax Receivable Agreement generally provides for the payment by HeartSciences to persons that from time to time become a party thereto of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that HeartSciences (a) actually realizes with respect to taxable periods ending on or after the Closing or (b) are deemed to realize in the event the Tax Receivable Agreement terminates early at HeartSciences’ election, as a result of its breach or upon a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations and certain changes to the composition of the Board after the Closing) with respect to any taxable periods ending on or after such early termination event, in each case, as a result of, among other things, (i) Basis Adjustments (as defined in the Tax Receivable Agreement) and (ii) Imputed Interest (as defined in the Tax Receivable Agreement). HeartSciences will retain the benefit of the remaining 15% of these cash savings, if any.

Tax Sharing Agreement

In connection with the Closing, DCG, HeartSciences and the Surviving Company will enter into a Tax Sharing Agreement (the “Tax Sharing Agreement”), which will become effective at the Effective Time.

Waiver

In connection with the Closing, with the execution of the Merger Agreement, and as a condition to the willingness of Seller to enter into the Merger Agreement, a certain holder of HeartSciences’ promissory notes, dated as of September 6, 2024 and January 13, 2026 (collectively, the “Notes”), (i) consented to the execution of the Merger Agreement and the consummation of the Transactions, (ii) agreed not to exercise any of its redemption rights under Section 3 of each of the Notes for the period commencing on the execution of the Merger Agreement and ending upon the earlier of (x) the consummation of the Transactions, and (y) October 31, 2026, and (iii) waived any prepayment rights under Section 1.3 of each of the Notes that would be triggered by the Transactions (collectively, the “Waiver”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Waiver set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the expected issuance of shares of Parent Class A Common Stock and Parent Class V Common Stock pursuant to the Merger Agreement set forth under Item 1.01 above is incorporated by reference in this Item 3.02. The shares of Parent Class A Common Stock and Parent Class V Common Stock issuable pursuant to the Merger Agreement are expected to be issued in transactions exempt from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required, the information regarding the Board Change and the Officers Change set forth under Item 1.01 above is incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

Press Release on Announcing the Merger & Related Transactions

On June 23, 2026, HeartSciences, together with Seller, issued a press release announcing the Merger and related transactions, a copy of which is furnished as Exhibit 99.1 to this Current Report.

Corporate Presentation and Certain Financial Information of Fortitude

In connection with the Merger, HeartSciences is furnishing copies of a corporate presentation and certain financial information of Fortitude as Exhibits 99.2 and 99.3 to this Current Report, respectively.

The information provided in this Item 7.01 of this Current Report, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of HeartSciences under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements, which statements involve inherent risks and uncertainties. Examples of forward-looking statements, include, but are not limited to, statements relating to the structure, timing, and completion of the Transactions, HeartSciences’s listing on Nasdaq after the Closing, the expected management and board of directors of HeartSciences, the expectations regarding the ownership structure of HeartSciences and the expected vision, goals, and trajectory of Fortitude and HeartSciences.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by HeartSciences as of the date of this Current Report, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the possibility that the Merger does not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all, including the failure to timely obtain stockholder approval for the proposed transaction from HeartSciences’ stockholders, if at all; risks related to HeartSciences’ continued listing on Nasdaq until the Closing; the outcome of any legal proceedings that may be instituted against Fortitude or HeartSciences ; the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all; the possibility that the vision, goals, and trajectory of Fortitude and HeartSciences are not timely achieved or realized or achieved or realized at all; the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected; the possibility that the Transactions may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events; the diversion of management’s attention from ongoing business operations and opportunities; changes in HeartSciences’ stock price before Closing; and other factors that may affect future results of Fortitude or HeartSciences. Additional factors that could cause results to differ materially from those described above can be found in HeartSciences’ most recent annual report on Form 10-K for the fiscal year ended April 30, 2025 and other documents subsequently filed by HeartSciences with the SEC.

HeartSciences cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report. Investors are encouraged to read HeartSciences’ filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this Current Report speak only as of the date of this document, and HeartSciences undertakes no obligation to update or revise any of these statements. HeartSciences’ business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

HeartSciences intends to file with the SEC the Proxy Statement in connection with the Transactions. The definitive Proxy Statement and other relevant documents will be mailed to stockholders of HeartSciences as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement. HeartSciences will also file other documents regarding the Transactions with the SEC. This Current Report does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF HEARTSCIENCES AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH HEARTSCIENCES’ SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT HEARTSCIENCES AND FORTITUDE AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Proxy Statement and all other documents filed or that will be filed with the SEC by HeartSciences, without charge, once available, on the SEC’s website at www.sec.gov.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

HeartSciences, Fortitude, Seller and their respective directors, executive officers, and certain executive officers of DCG may be deemed under SEC rules to be participants in the solicitation of proxies from HeartSciences’ stockholders in connection with the Transactions. A list of the names of such persons, and information regarding their interests in the Transactions and their ownership of HeartSciences’ securities are, or will be, contained in HeartSciences’ filings with the SEC, including HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2025 filed with the SEC on July 24, 2025. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of HeartSciences’ stockholders in connection with the Transactions, including the names and interests of Fortitude’s directors and executive officers, will be set forth in the Proxy Statement and other relevant materials, which are expected to be filed by HeartSciences with the SEC when they become available. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

The information contained in this Current Report and the exhibits filed or furnished herewith are for informational purposes only and are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of HeartSciences, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
2.1*+	Merger Agreement, dated as of June 23, 2026, among HeartSciences, Fortitude Mining Holdings, Inc., Fortitude Mining HoldCo, LLC and Cordis Acquisition, LLC.
10.1*	Form of Support Agreement between HeartSciences and the parties thereto.
99.1**	Press Release, dated June 23, 2026.
99.2**	Investor Presentation.
99.3**	Certain Financial Information of Fortitude.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.
+	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). HeartSciences agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSCIENCES INC.

Date: June 23, 2026	By:	/s/ Andrew Simpson
	Name:	Andrew Simpson
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors